NOVOPELLE DIAMOND, LLC

Index to Financial Statements

Unaudited Condensed Financial Statements of Novopelle Diamond, LLC

(1)	All references to March 31, 2018 is from the period from January 31, 2018 (inception) to March 31, 2018.

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NOVOPELLE DIAMOND, LLC

Condensed Balance Sheets

March 31, 2019 and December 31, 2018

	(Unaudited)
	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash	$1,005	$18,796
Prepaid expenses	-	8,866
Total current assets	1,005	27,662

Operating lease right-of-use asset, net	273,686	-

Property and equipment:
Leasehold improvements	92,516	85,016
Furniture	3,964	1,462
Equipment	39,181	-
Total property and equipment	135,661	86,478
Accumulated depreciation and amortization	1,794	-
Net property and equipment	133,867	86,478

Other assets	9,210	9,210
Total assets	$417,768	$123,350

Liabilities and Members’ Equity

Current liabilities:
Accounts payable	$5,933	$-
Deferred lease liability	-	7,650
Short-term notes payable to related parties	123,333	121,084
Operating lease liability, current	50,155	-
Current installments of long-term debt	12,747	-
Total current liabilities	192,168	128,734

Operating lease liability, non-current	231,488	-
Long-term debt, less current installments	21,280	-
Total liabilities	444,936	128,734

Members’ equity:
Members equity	4,162	2,136
Retained earnings (deficit)	(31,330)	(7,520)
Total members’ equity (deficit)	(27,168)	(5,384)

Total liabilities and members’ equity (deficit)	$417,768	$123,350

See accompanying notes to condensed financial statements.

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NOVOPELLE DIAMOND, LLC

Condensed Statements of Operations

	Three Months Ended March 31,	The period from January 31, 2018 (inception) to March 31,
	2019	2018

Revenues	$15,241	$-
Cost of sales	12,656	-
Gross margin	2,585	-

Operating expenses:
Sales and marketing expenses	606	-
General and administrative expenses	20,595	-
Total operating expenses	21,201	-

Operating loss	(18,616)	-

Other expenses - interest expense	(5,194)	-

Net loss	$(23,810)	$-

See accompanying notes to condensed financial statements.

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NOVOPELLE DIAMOND, LLC

Condensed Statements of Members’ Equity

	Three Months Ended March 31, 2019			The Period From January 31, 2018 (inception) to March 31, 2018
		Retained	Total members’			Total
	Members	earnings	equity	Members	Retained	members’
	equity	(deficit)	(deficit)	equity	earnings	equity

Balance at beginning of period	$2,136	$(7,520)	$(5,384)	$-	$-	$-

Imputed interest	2,026	-	2,026	-	-	-

Net loss	-	(23,810)	(23,810)	-	-	-

Balance at end of period	$4,162	$(31,330)	$(27,168)	$-	$-	$-

See accompanying notes to condensed financial statements.

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NOVOPELLE DIAMOND, LLC

Condensed Statements of Cash Flows

	Three Months Ended March 31,	The Period From January 31, 2018 (inception) to March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(23,810)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,794	-
Imputed interest expense	2,026	-
(Increase) decrease in operating assets:
Prepaid expenses	8,866	-
Operating lease right-of-use asset, net	(273,686)	-
(Decrease) increase in operating liabilities:
Accounts payable	5,933	-
Deferred lease liability	(7,650)	-
Operating lease right-of-use liability, net	281,643	-
Net cash used in operating activities	(4,884)	-

Cash flows from investing activities:
Capital expenditures for property and equipment	(15,156)	-
Net cash used in investing activities	(15,156)	-

Cash flows from financing activities:
Proceeds from short-term borrowings from related parties	21,170	-
Repayment of short-term borrowings from related parties	(18,921)	-
Net cash provided by financing activities	2,249	-

Net decrease cash	(17,791)	-

Cash at beginning of year	18,796	-
Cash at end of year	$1,005	$-

Supplemental schedule of cash flow information:
Interest paid	$3,169	$-

Non-cash investing and financing transactions:
Equipment purchases financed with long-term debt	$34,027	$-

See accompanying notes to condensed financial statements.

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NOVOPELLE DIAMOND, LLC

Notes to Financial Statements

Three Months Ended March 31, 2019

And From the January 31, 2018 (inception) to March 31, 2018

Note 1 – Summary of Significant Accounting Policies

Organization, Ownership and Business

Novopelle Diamond, LLC is a limited liability company incorporated in the State of Texas on January 31, 2018. The Company began operations in June 2018 as a medical spa. The Company owns and operates a Novopelle branded medical spa facility located in McKinney, TX and has been granted an exclusive license with Novo MedSpa Addison Corporation to establish additional Novopelle branded facilities across the United States and abroad.

Novopelle is a Texas based physician-supervised medical spa & wellness clinic. Novopelle initially started its operations offering only laser hair removal services and has since evolved to offer a full menu of wellness services including anti-aging, weight loss, and skin rejuvenation treatments.

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Equivalents

The Company considers cash and equivalents to include cash on hand and certificates of deposits with banks with an original maturity of three months or less, that The Company intends to convert.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

Allowance for Doubtful Accounts

The Company extends credit to customers and other parties in the normal course of business. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, The Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. When the Company determines that a customer may not be able to make required payments, the Company increases the allowance through a charge to income in the period in which that determination is made.

Inventories

Inventories are valued at the lower-of-cost or market on a first-in, first-out basis and includes the cost of the inventories and freight. The Company assesses the reliability of its inventories based upon specific usage and future utility. A charge to income is taken when factors that would result in a need for a reduction in the valuation, such as excess or obsolete inventory, are noted.

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NOVOPELLE DIAMOND, LLC

Notes to Financial Statements

Three Months Ended March 31, 2019

And From the January 31, 2018 (inception) to March 31, 2018

Investment Securities

The Company accounts for its investments in accordance with ASC 320-10, “Investments in Debt and Equity Securities.” Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are included in stockholders’ equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

Property, Plant, Equipment, Depreciation, Amortization and Long-Lived Assets

Long-lived assets include:

Property, Plant and Equipment – Assets acquired in the normal course of business are recorded at original cost and may be adjusted for any additional significant improvements after purchase. We depreciate the cost evenly over the assets’ estimated useful lives. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense.

Identifiable intangible assets – These assets are recorded at acquisition cost. Intangible assets with finite lives are amortized evenly over their estimated useful lives.

At least annually, we review all long-lived assets for impairment. When necessary, we record changes for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

If the carrying amount of a reporting unit exceeds its fair value, we measure the possible goodwill impairment based upon an allocation of the estimate of fair value of the reporting unit to all of the underlying assets and liabilities of the reporting unit, including any previously unrecognized intangible assets (Step Two Analysis). The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities (“carrying amount”) is the implied fair value of goodwill.

Revenue Recognition

The Company recognizes revenue in according with Accounting Standards Codification (ASC) Topic 606. The underlying principle is that the Company recognize revenue to depict the transfer of promised goods and services to customers in an amount that they expect to be entitled to in the exchange for goods and services provided. A five-step process has been designed for the individual or pools of contracts to keep financial statements focused on this principle.

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NOVOPELLE DIAMOND, LLC

Notes to Financial Statements

Three Months Ended March 31, 2019

And From the January 31, 2018 (inception) to March 31, 2018

Going Concern

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company incurred a loss from the period from January 31, 2018 (inception) to December 31, 2018, and the three month period ended March 31, 2019 . The Company’s ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to obtain the necessary financing to meet its obligations during 2019. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

New Accounting Pronouncements

In May 2014, FASB issued a new accounting pronouncement regarding revenue recognition effective for reporting periods beginning after December 15, 2018. As permitted by the ASC the Company adopted this standard effective January 1, 2018.

Note 2 – Prepaid Expenses

Prepaid expenses at December 31, 2018 represents prepayments for monthly lease payments for the months of January and February 2019.

Note 3 – Leasehold Improvements

Construction on leasehold improvements were in progress at December 31, 2018; therefore, no amortization was taken on this asset as of December 31, 2018. Leasehold improvements were placed in service in March

2019.

Depreciation and amortization expense amounted to $1,794 for the three months ended March 31, 2019.

Note 4 – Related Party Transactions

During the three month period ended March 31, 2019, two of the Company officers and board members, loaned the Company $21,170, including $3,170 of accrued interest on the loan. During the three months ended March 31, 2019, the Company repaid $18,921 of loans to the two officers/board members. The Company incurred $2,026 on imputed interest expense on related party borrowing during the three months ended March 31, 2019

Note 5- Uncertainties

The Company is subject to claims and lawsuits that arise in the ordinary course of business. Management is not aware of any litigation against the Company.

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NOVOPELLE DIAMOND, LLC

Notes to Financial Statements

Three Months Ended March 31, 2019

And From the January 31, 2018 (inception) to March 31, 2018

Note 6 – Leases

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-2, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosure surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

On January 1, 2019, the Company recognized an operating right-of-use asset in the amount $287,206 and an operating lease liability in the amount of $294,774. The lease term is eighty-four (84) months and expires in November 2025.

The following is a schedule, by year, of maturities of lease liabilities as of March 31, 2019:

2019	$39,898
2020	54,066
2021	54,951
2022	55,854
2023	56,776
2024	57,715
2025	53,828
Total undiscounted cash flows	373,088
Less imputed interest (8%)	(91,445)
Present value of lease liability	$281,643

Total rental expense for the three months ended March 31, 2019 was $13,607.

Note 7 – Long-Term Debt

The Company incurred long-debt in the amount of $34,027 during the three months ended March 31, 2019 to purchase equipment used in its operations. The total purchase price was $37,027, with the Company making a down payment in the amount of $3,000. The note is due in monthly payments of $1,258.50, including interest at 8%, due in September 2021.

The maturities of long-term debt is as follows:

Year	Amounts
2019	$9,441
2020	13,628
2021	10,958
Total	34,027
Less current installments	(12,747)
Long-term debt, less current installments	$21,280

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NOVOPELLE DIAMOND, LLC

Notes to Financial Statements

Three Months Ended March 31, 2019

And From the January 31, 2018 (inception) to March 31, 2018

Note 8 - Subsequent Events

Effective April 12, 2019, American International Holdings Corp. (“AMIH”) issued 18,000,000 shares of the Company common stock to the members (three individuals) of Novopelle Diamond, LLC (“Novopelle”), a Texas limited company, to acquire 100% of the membership interests of Novopelle. The issuance of these shares represent a change in control of The Company International Holdings Corp. Concurrent with the issuance, Jacob Cohen, Esteban Alexander and Alan Hernandez, representing the three former members of Novopelle, were elected to the board of directors and to the office of Chief Executive Officer, Chief Operating Officer and Chief Marketing officer of the AMIH, respectively.

On June 24th, 2019, the AMIH executed an exclusive license agreement with Novo MedSpa Addison Corp (“Novo Medspa”) providing the AMIH with the exclusive rights to the Novopelle brand and to establish new Novopelle branded MedSpa locations on a worldwide basis (the “Exclusive License”). In consideration for the Exclusive License, AMIH paid Novo MedSpa a one-time cash payment of $40,000 and issued to Novo MedSpa 250,000 shares of the AMIH’s common stock.

Novopelle Diamond, LLC has evaluated all subsequent events from December 31, 2018 through the issuance date of the financial statements for subsequent event disclosure consideration.

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